Exhibit 10.9
EMPLOYMENT AGREEMENT
THIS AGREEMENT MADE AND ENTERED INTO THIS 8th day of December, 2006, by and between First American Capital Corporation, a Kansas corporation (“Employer”), and John F. Van Engelen (“Employee”), is as follows:
SUBJECT MATTER OF EMPLOYMENT
Employer has and does, hereby employ Employee under this Employment Agreement, effective on the date of this Agreement, notwithstanding the date such Agreement is signed by either Employer or Employee, to carry out the duties and responsibilities of the office of President of First Life America Corporation, a direct wholly owned subsidiary of Employer (“FLAC”), to serve as FLAC’s principal executive officer, to implement the policies and strategic goals established by FLAC’s Board of Directors and to perform such other duties and responsibilities as assigned by FLAC’s Board of Directors. Employee hereby accepts employment by Employer and agrees to serve as President of FLAC, subject to the terms of this Employment Agreement.
Employer and Employee agree that, in connection with Employee’s services hereunder, Employee may from time to time provide a limited number of services designed to benefit FLAC to Employer or to an affiliate of Employer (“Affiliate”) that directly, or indirectly through one on more intermediaries, controls, or is controlled by, or is under common control with Employer and that any performance of services for an Affiliate shall be considered the performance of services under this Agreement and subject to the terms of this Agreement. Employee shall report to the Board of Directors of FLAC.
The Employee’s title, duties, responsibilities, job description and reporting relationship may not be revised by Employer or Employee unless agreed in a writing executed by Employer and Employee, such written and executed writing to constitute an amendment to this Agreement.
COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT
Employer agrees to pay to Employee base salary at the annual rate of One Hundred Forty Four Thousand and Eight Hundred Dollars ($144,800). The reference to base salary at an annual rate in this Agreement shall not entitle Employee to payment of salary beyond any salary earned through Employee’s performance of services under this Agreement through the date of any termination of Employee’s employment and/or this Agreement. The base salary will be reviewed periodically for adjustment by Employer, and, if adjusted, such adjusted amount will become the base salary for purposes of this Agreement.
Employee shall continue to be eligible to receive payment of the performance bonus (the “Performance Bonus”) described in Section 5(a) of his Employment Agreement dated July 1, 2006 (the “July Agreement”) with Employer, solely with respect to the employment term stated in such July Agreement and in accordance with the provisions of such Section 5(a). Upon any termination of Employee’s employment under this Agreement, Employer shall, within, 30 days after such termination, pay to Employee any such Performance Bonus accrued but yet not paid as of the date of employment termination plus the amounts due under Section 4(a) of the July Agreement. If, (a) on or after the date of this Agreement (which Employer and Employee agree is the closing date with respect to the Stock Purchase and Sale Agreement between Employer and Brooke Corporation (“Brooke”) relating to FACC’s sale, and Brooke’s purchase, of FACC common stock), but before June 30, 2007, Employer terminates Employee’s employment under this Agreement without “Cause” or (b) on or after January 1, 2007, but before June 30, 2007, Employee resigns, then, on the effective date of such termination by Employer without “Cause” or resignation by Employee, Employer shall pay to Employee a lump sum payment equal to One Hundred Forty Four Thousand and Eight Hundred Dollars ($144,800), subject to all applicable withholdings and payroll taxes. For purposes of this paragraph, “Cause” means (i) Employee is convicted of a felony involving actual dishonesty as against Employer or (ii) Employee, in carrying out his duties and responsibilities under this Agreement, voluntarily engages in conduct which is demonstrably and materially injurious to Employer, unless such act, or failure to act, was believed by Employee in good faith to be in the best interests of Employer. After June 30, 2007, in the event Employer shall terminate Employee’s employment for any reason, Employer shall pay to Employee within thirty (30) days after such termination an amount equal to three (3) months of base salary at the annual rate specified in this Agreement, subject to all applicable withholdings and payroll taxes. The provisions of this paragraph shall not in any manner (w) constitute an extension or amendment to the July Agreement, (x) affect the supersedure of such July Agreement by this Agreement, (y) restrict Employer’s ability to terminate Employee’s employment hereunder with or without cause, or (z) otherwise affect the at will employment of Employee under this Agreement.
Employee shall be eligible to participate in any other short-term or long-term bonus or incentive compensation plans, programs or arrangements as are designated by the Employer at its sole discretion for participation by Employee. Employee will be advised of any terms and performance criteria relating to any such plans, programs or arrangements and any participation by Employee in any such plans, programs or arrangements shall not require a written amendment to this Agreement.
During Employee’s employment under this Agreement, Employer shall provide to Employee at Employer’s expense, a $2,000 annual educational reimbursement fund, use of a laptop computer and a cellular telephone.
Employer further agrees to grant Employee certain other benefits as specified in the personnel policies established from time to time by Employer and subject to the discretionary authority given to any applicable benefit plan administrators. Employer’s personnel policies may be changed from time to time by Employer without requiring a written amendment to this Agreement.

Employer further agrees to reimburse Employee for reasonable expenses incurred while carrying out the duties assigned by Employer to Employee. Employee agrees to comply with Employer’s expense reimbursement policies. At Employer’s option, Employee may be provided with a corporate credit card for use in connection with the payment of travel and other employment-related expenses incurred in the performance of Employee’s duties under this Agreement. Employee agrees to comply with any policies of Employer applicable to corporate credit card use. Employer, at its sole discretion, shall have the right to terminate the credit card program or revoke Employee’s corporate credit card privileges at any time for any reason. Upon any such termination of the program, revocation of privileges, or termination of Employee’s employment, Employee agrees to promptly return the corporate credit card to Employer.
ADDITIONAL OBLIGATIONS OF EMPLOYEE
Employee agrees to be bound by and comply with the rules and policies (including Employer’s interpretations and clarifications thereof) set forth in the First American Capital Corporation And Subsidiaries Employee Manual or otherwise established or amended from time to time by Employer.
During and subsequent to Employee’s employment under this Agreement, Employee shall respect the confidentiality of trade secrets, confidential information, know-how, designs, business plans, marketing plans, strategies, budgets, projections, financial results, acquisition and divestiture plans and considerations, software, databases, insurance brokerage file information, loan brokerage file information, client or customer file information, customer lists, customer leads, contacts, referrals, customer insurance policies, insurance policy quotes, applications and expiration dates, customer and potential customer credit and/or background reports, insurance company contracts, pricing and commission information, information regarding products, services, processes, personnel changes, directors, employees, agents, brokers, producers, franchisees of Affiliates, annuities, investors in annuities, plan sponsors and participants, insurance companies, suppliers, managing general agents, consulting services, borrowers, lenders, collateral, collateral preservation, loan sales, and purchasers of loans, and employment file information owned, controlled by, or pertaining to Employer, Affiliates, the franchise agents of any Affiliates, the agents, brokers or producers through whom or which Employer sells insurance and annuity products and services to customers, and independent agents of Employer or any Affiliates (collectively such Employer, Affiliates, franchise agents, brokers, producers and independent agents shall be referred to as “Protected Parties” and all such information shall be referred to as the “Protected Information”). Protected Information shall not include any information regarding annuity products developed or possessed by Employee prior to his employment by Employer in February 2004 which does not specifically include, and is separable from, information about Employer or any of its Affiliates, and provided that the exclusion of any such information regarding annuity products from Protected Information shall not (a) preclude or restrict any use of such information by any of the Protected Parties at any time or the generation of good will from such information in the respective businesses of any of the Protected Parties, nor (b) require at any time any of the Protected Businesses to pay to

Employee any license fee or other compensation for such use by the Protected Parties. Except in furtherance of Employee’s duties and responsibilities under this Agreement in the normal course of FLAC’s business, Employee shall not remove any lists or reports containing any Protected Information from premises or electronic databases owned, rented or used by Employer or any of the other Protected Parties without the express written consent of Employer. Employee shall not sell or trade any Protected Information or information pertaining to any Protected Information obtained as a result of (1) access to Employer’s or any of the other Protected Parties’ files, records, manuals, handbooks, documentation, data, directors, officers, employees, agents, premises, computers, or electronic databases, or (2) business conducted by Employee for Employer or any of the other Protected Parties. Employee agrees that all Protected Information and all good will associated with, or generated by, such Protected Information remain the exclusive property of Employer or one or more of the Protected Parties, as the case may be.
Except as Employer otherwise consents in advance in writing, Employee shall not disclose or make any use of, except for the benefit of FLAC or Employer, at any time either during or subsequent to Employee’s employment, any Protected Information of Employer or any other Protected Party, or any matter pertaining to any business of Employer or any of the other Protected Parties or any of their customers, which Employee produces, obtains or otherwise acquires during the course of Employee’s employment, except as herein provided. Except (a) in furtherance of Employee’s duties and responsibilities under this Agreement in the ordinary course of FLAC’s business, and provided that the third party agrees in writing to keep the applicable Protected Information confidential, or (b) as is required to be disclosed (but only to the extent of such requirement) in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such Protected Information in confidence have been exhausted, including, but not limited to, Employee giving Employer as much advance notice as possible of the possibility of such disclosure or Employer obtaining a protective order concerning such disclosure, Employee agrees not to deliver, reproduce or in any way allow any Protected Information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction and consent of Employer.
In the event of Employee’s termination of employment with Employer for any reason whatsoever, Employee agrees to promptly surrender and deliver to Employer all records, manuals, materials, equipment, documents and data of any nature, and stored or possessed in any form or manner, pertaining to any program or Protected Information of Employer or any of the other Protected Parties, or any of their customers, which Employee produces or obtains during the course of his employment or otherwise.
TERMINATION OF EMPLOYMENT
The relationship between Employer and Employee is an employment at will and nothing in this Agreement shall eliminate, reduce or impair the right of either party to terminate the employment relationship at any time for any reason. Termination of employment shall constitute termination of this Agreement unless the parties mutually agree in writing otherwise.

Except with respect to any obligation of Employer to pay any accrued but not yet paid Performance Bonus or amounts described in Section 4(a) of the July Agreement, as defined above, after any termination of employment hereunder, any obligation by Employer to pay to Employee performance bonuses or other bonus or incentive compensation, if any, shall cease upon termination of this Agreement.
Obligations and provisions of this Agreement that, by their express terms or otherwise, require performance or compliance by one or both parties hereto after termination of this Agreement, including, but not limited to, obligations to return property, confidentiality of information, covenants not to solicit, the covenant not to compete, waiver, the binding nature of this Agreement upon the parties, successors, assigns, heirs, executors and administrators, the government and construction of this Agreement, and the invalidity or non-enforceability of Agreement provisions, shall survive termination of the Agreement.
COVENANTS NOT TO SOLICIT OR COMPETE
During the term of Employee’s employment by Employer and for two (2) years after termination of such employment, Employee agrees that Employee will not, without the prior written consent of Employer, directly or indirectly, whether as an employee, officer, director, independent contractor, consultant, stockholder, partner or otherwise, engage in or assist others to engage in or have any interest in any business which directly competes with FLAC in any geographic area in which FLAC markets its products during the year preceding termination, subject to the following exceptions: This provision shall not be binding upon Employee (i) in those geographic areas in which FLAC’s annual direct premium income as measured in the calendar year preceding termination constitutes less than 25 percent of FLAC’s total annual direct premium income during that year; and (ii) in respect to the business of annuities, health and disability insurance, and pension products, either individual or group.
Employee agrees that during the term of Employee’s employment and for two (2) years after the termination of such employment, Employee will not induce or attempt to induce any person who is an employee of Employer to leave the employ of Employer and engage in any business which competes with Employer. This provision shall not apply to those employees with whom Employee had a business relationship prior to February of 2004.
The parties agree and acknowledge that the time, scope and geographic area and other provisions of this agreement have been specifically negotiated by the parties, and Employee specifically agrees that such time, scope and geographic areas, and other provisions are reasonable under these circumstances. Employee further agrees that if, despite the express agreement of the parties to this agreement, a court should hold any portion of this agreement unenforceable for any reason, the maximum restrictions of time, scope and geographic area reasonable under the circumstances, as determined by the court, will be substituted for the restrictions held unenforceable.

MISCELLANEOUS
This Agreement supersedes and takes precedence over the July 1, 2006 Agreement and any and all prior agreements, arrangements or understandings between Employer or any one or more Affiliates and the Employee relating to employment of Employee and any other subject matter hereof.
No oral understanding, oral statement, or oral promises or oral inducements exist between the parties.
The waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.
Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered or sent by regular mail to Employee’s residence (in the case of notice to Employee) or to Employer’s principal office (in the case of notice to the Employer).
The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. This Agreement shall inure to the benefit of and shall be binding upon Employee and, where applicable, the heirs, executors, assigns and administrators of Employee or Employee’s estate and property.
Employer may assign this Agreement by providing Employee notice of Employer’s decision to do so. Employee may not assign or transfer to others the obligation to perform Employee’s duties hereunder.
This Agreement may not be modified, revised, altered, added to, extended in any manner, or superseded other than by an instrument in writing signed by both of the parties hereto.
THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS.
Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Employer, Employee and FLAC have duly executed this Employment Agreement on the date(s) set forth below their respective signatures.

FIRST AMERICAN CAPITAL
CORPORATION (“EMPLOYER”):

/s/ Leah E. Kraft	By:	/s/ Harland E. Priddle

Witness

	Date:	12/08/2006

EMPLOYEE:

/s/ Amy Cline	/s/ John Van Engelen

Witness	John F. Van Engelen

	Date:	12-8-2006

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